Exhibit 10.43

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease Agreement (this “Third Amendment”) made as of this __ day of June, 2013 by and between Victor AOP, Inc., as Landlord, and BIO-key International, Inc., as Tenant.

WHEREAS:

A.     Landlord and Tenant are parties to a certain lease dated June 2, 2004 as amended by a First Amendment to Lease dated in August, 2004 and Second Amendment and Lease dated January, 2009 (collectively, the “Lease”) respecting 4,179 gross square feet of floor space (the “Premises”) in Allaire Office Park, Building D, Route 138, Wall Township, New Jersey; and

B.     The term of the Lease expires on September 30, 2014; and

C.     The Landlord and Tenant wish do relocate the office to Building A, Suite 102 representing 4517 gross square feet in the Allaire Office Park.

D.     The expected date of this move will be at or near October 1, 2013, with a date certain agreement signed upon occupancy.

E.     Landlord and Tenant mutually desire to extend the term of the Lease for five (5) years, subject to and in accordance with the terms of this Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	The term of the Lease is hereby renewed commencing as of September 1, 2013 and terminating on August 30, 2018 (the “Renewal Term”).

2.	During the Renewal Term all terms and conditions of the Lease shall remain the same, except that:

a.

During the initial year of the Renewal Term (September 1, 2013) the Base Rent shall be at the rate of $103,891.00 per annum, payable in monthly installments of $8657.58 in accordance with the terms of the Lease. The rent will be subject to an annual increase of 3% commencing September 1, 2014 and each year thereafter.

3.

Landlord shall be required to perform work in the Premises in order for the Renewal Term to occur. Landlord and Tenant will mutually agree on the floor plan of the new space, a sketch of which is attached to this addendum.

4.	For purposes of this Third Amendment, capitalized terms used herein shall have the same meanings ascribed to them in the Lease, unless otherwise defined herein.

5.

Article 12.1 and 13.1 of the original lease agreement are amended to have landlord responsible for all utility charges to the premises. Article 13.2 is amended to have landlord responsible for all water charges to the premises.

6.	The preamble to this Third Amendment is incorporated by reference into the body of this Third Amendment.

7.

Except as modified by this Third Amendment, the Lease, and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in the Lease as amended by this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict between the terms contained in this Third Amendment to Lease and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and caused these presents to be properly signed by authorized signatories as of the day and year Second above written.

ATTEST OR WITNESS:	VICTOR AOP, INC., Landlord

By:
RAN KOROLIK, Vice President

ATTEST OR WITNESS:	BIO-KEY INTERNATIONAL, INC., Tenant

By:
Michael DePasquale, President